 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON                , 1998

                                                     REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                           CARAUSTAR INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

         NORTH CAROLINA                          2631                            58-1388387
  (State or other jurisdiction       (Primary Standard Industrial             (I.R.S. Employer
of incorporation or organization)     Classification Code Number)          Identification Number)

                             3100 WASHINGTON STREET
                             AUSTELL, GEORGIA 30001
                                 (770) 948-3101
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                               H. LEE THRASH, III
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                           CARAUSTAR INDUSTRIES, INC.
                             3100 WASHINGTON STREET
                             AUSTELL, GEORGIA 30106
                                 (770) 948-3101
              (Address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ---------------------
                                WITH COPIES TO:

                PATRICK S. BRYANT                                 B. ANDREW PICKENS, JR.
        ROBINSON, BRADSHAW & HINSON, P.A.                  FENNEBRESQUE, CLARK, SWINDELL & HAY
        101 NORTH TRYON STREET, SUITE 1900                  100 NORTH TRYON STREET, SUITE 2900
         CHARLOTTE, NORTH CAROLINA 28246                   CHARLOTTE, NORTH CAROLINA 28202-4011
                  (704) 377-2536                                      (704) 347-3800

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

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                                                             PROPOSED MAXIMUM      PROPOSED MAXIMUM
          TITLE OF EACH CLASS OF            AMOUNT TO BE    OFFERING PRICE PER    AGGREGATE OFFERING       AMOUNT OF
       SECURITIES TO BE REGISTERED          REGISTERED(1)        UNIT(2)               PRICE(2)         REGISTRATION FEE
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Debt Securities...........................  $300,000,000           100%              $300,000,000           $88,500
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(1) Or, if Debt Securities are issued in a currency or composite currency other than United States dollars, the amount in such currency that will result in an aggregate initial offering price equal to $300,000,000.
(2) Estimated for the sole purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. NEITHER THIS PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT IS AN OFFER TO SELL THESE SECURITIES OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED OCTOBER 9, 1998

PROSPECTUS

                                  $300,000,000

                           CARAUSTAR INDUSTRIES, INC.
                                [CARAUSTAR LOGO]

                                DEBT SECURITIES

   DEBT SECURITIES--                                                    We are based in Austell,
   - We may use this prospectus from time to time to                    Georgia and primarily
     offer unsecured debt in one or more series.                        manufacture packaging products
   - The debt will be issued under the terms of an                      from recycled paper
     indenture, which is described in this                              The trading symbol for our
     prospectus.                                                        common stock on the Nasdaq is
   - The specific terms of each series of debt                          "CSAR"
     securities issued will be described in detail in                   We do not expect our debt
     a supplement to this prospectus.                                   securities to officially trade
   - We may sell debt securities directly to                            in any public market
     purchasers, through underwriters, dealers or
     agents or through any combination of these
     methods.                                                           Before making any investment
   - A supplement to this prospectus will name any                      in our company, you should
     underwriters, dealers or agents involved in the                    consider carefully the risk
     sale of our debt securities and describe their                     factors beginning on page 3
     compensation.                                                      and read the applicable
   We may use this prospectus to offer up to                            supplement to this prospectus.
   $300,000,000 total (or an equivalent amount in a
   foreign currency or unit) of debt securities.

     This prospectus may not be used to consummate sales of these debt securities unless accompanied by a prospectus supplement. The prospectus supplement may update or change information contained in this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved any of these securities or determined that this prospectus or any supplement to it is accurate or complete. Any representation to the contrary is a criminal offense.

                                           , 1998

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus, you should consider carefully the following risk factors before investing in any of our debt securities.

POSSIBLE FUTURE INCREASES IN RAW MATERIAL COSTS; ECONOMIC CONDITIONS

     Our primary raw material is recycled waste paper, which is known in our industry as "recovered fiber." The cost of recovered fiber has at times fluctuated greatly because of factors such as shortages or surpluses created by market or industry conditions. Although in the past we have raised the selling prices of our products in response to raw material price increases, sometimes raw material prices have increased so quickly or to such levels that we have been unable to maintain our operating margins or pass the price increases through to our customers on a timely basis. We cannot assure you that we will be able to maintain our margins in the face of raw material price fluctuations or that we will be able to pass such price changes through to our customers on a timely basis. Demand for our products generally is dependent upon production levels and consumer demand, which fluctuate with U.S. and global economic conditions and cycles. Demand is generally higher during periods of economic strength and lower during periods of economic weakness or uncertainty. Adverse economic conditions could have a material adverse effect on us.

ABILITY TO CONTROL GROWTH; EXPANSION AND ACQUISITION RISKS

     We intend to increase our production capacity in the next several years. This strategy involves risks and depends on the availability of funds to permit us to make capital expenditures and acquisitions. We have made numerous acquisitions in recent years and actively seek new acquisitions that meet our criteria. Acquired businesses may not achieve the same levels of revenue, profit or productivity as our existing locations and may not otherwise perform as we expect. To make acquisitions, we might incur additional debt, issue additional stock (which would dilute the relative stock holdings of our existing shareholders), or both.

     Acquisitions also involve special risks. Some of these risks include:

     - assumption of unanticipated liabilities and contingencies

     - diversion of management's attention

     - possible reduction of our reported earnings because of:

        , increased goodwill write-offs
        , increased interest costs
        , issuances of additional securities
        , difficulties of integrating acquired businesses

     As we grow, we can give no assurance that we will be able to:

     - use increased production capacity at our facilities

     - identify suitable acquisition candidates

     - complete additional acquisitions

     - integrate acquired businesses into our operations

ENVIRONMENTAL LIABILITIES OR COSTS

     Compliance with the environmental requirements of federal, state and local governments significantly affects our business. Among other things, these requirements regulate the discharge of materials into the water, air and land and govern the use and disposal of hazardous substances. Under environmental laws, we can be held strictly liable if hazardous substances are found on real property we have ever owned or operated or used as a disposal site. In recent years, we have adopted a policy of assessing real property for environmental risks prior to purchase. We are aware of issues regarding hazardous substances at some of our facilities and one of our disposal sites, and we have put in place a remedial plan at each site where we believe such a plan is necessary. We regularly make capital and operating expenditures to stay in compliance with environmental laws. Despite these compliance efforts, risk of environmental liability is part of the nature of our business. We cannot assure you that environmental liabilities, including compliance and remediation costs, will not have a material adverse effect on us in the future. In addition, future events may lead to additional compliance or other costs that could have a material adverse effect on us. Such future events could include changes in, or new interpretations of, existing laws or enforcement policies or further investigation of the potential health hazards of certain products or business activities.

HIGHLY COMPETITIVE MARKETS

     The manufacture and sale of our products are highly competitive. We compete with a variety of companies, some of which are larger and have greater resources than we do. In most of our markets, our competitors are capable of supplying products that would meet the needs of our customers. We cannot assure you that we will be able to compete successfully in the future.

DEPENDENCE ON KEY PERSONNEL

     We depend on the continued efforts of our executive officers and senior management. In addition, we depend on the performance and productivity of our local managers. The loss of executive officers, members of senior management or key local managers could have a material adverse effect on our operations, including our ability to establish and maintain customer relationships. We maintain no key person insurance policies on any of our executive officers or other senior managers. If we are unable to attract or retain key employees to perform these services, our business could be materially and adversely affected.

        WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy (upon the payment of fees prescribed by the SEC) any document that we file with the SEC at its public reference rooms in Washington, D.C. (450 Fifth Street, N.W. 20549), New York, New York, (7 World Trade Center, Suite 1300 10048) and Chicago, Illinois (500 West Madison Street, Suite 1400 60661). You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public on the internet, through the SEC's EDGAR database. You may access the EDGAR database at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" into this prospectus the information we file with them. This means that we can disclose important financial and other information in our SEC filings by referring you to the documents containing this information. All information incorporated by reference is part of this prospectus, unless that information is updated and superseded by the information contained in this prospectus or by any information filed subsequently that is incorporated by reference or by any prospectus supplement. Any prospectus supplement or any information that we subsequently file with the SEC that is incorporated by reference will automatically update and supersede any previous information that is part of this prospectus or any prior prospectus supplement. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all the securities we offer with this prospectus:

     - Annual Report on Form 10-K for the year ended December 31, 1997; and

     - Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998.

     This prospectus is part of a registration statement (on Form S-3) we have filed with the SEC relating to the debt securities. As permitted by SEC rules, this prospectus does not contain all the information contained in the registration statement and accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and schedules for more information about us and our debt securities. The registration statement, exhibits and schedules also are available at the SEC's public reference rooms or through its EDGAR database on the internet.

     You may obtain a copy of these filings, at no cost, by writing or telephoning us at the following address:

          Caraustar Industries, Inc.
          3100 Washington Street
          Austell, Georgia 30106
          Attn: Corporate Secretary
          Telephone: (770) 948-3101

     You should rely only on the information provided in this prospectus or any prospectus supplement or that is incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. Information is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies.

          SPECIAL NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements in (a) this prospectus under the caption "Risk Factors,"
(b) any applicable prospectus supplement and (c) the documents incorporated by reference into this prospectus may constitute "forward-looking statements" within the meaning of federal securities laws. Forward-looking statements are based on our management's beliefs, assumptions, and expectations of our future economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Some of the important factors that could cause our actual results, performance or financial condition to differ materially from our expectations are:

     - Fluctuations in our raw material prices

     - Our ability to identify and complete acquisitions and successfully integrate the businesses we acquire

     - Changes in government regulations, particularly environmental regulations

     - Changes in demand for our products

     - Changes in the industrial sector or the general domestic or global economy

     - Degree and nature of our competition

     - Other factors described in this prospectus, any prospectus supplement or the documents we file with the SEC and incorporate by reference into this prospectus

     When used in our documents or oral presentations, the words "anticipate," "estimate," "expect," "objective," "projection," "forecast," "goal" or similar words are intended to identify forward-looking statements. We qualify any such forward-looking statements entirely by these cautionary factors.

                                  THE COMPANY

     Caraustar Industries, Inc.:

     - Is a major manufacturer of recycled paperboard and converted paperboard products

     - Manufactures products primarily from recovered fiber, which is derived from recycled waste paper

     - Produces recycled paperboard for internal use and sale to customers in four principal markets:

        - Tubes, cores and composite containers
        - Folding cartons
        - Gypsum wallboard facing paper
        - Miscellaneous other specialty and converted products

     - Operates facilities in the U.S., Mexico and the United Kingdom, including:

        - Paperboard mills
        - Converting plants, consisting of

             - tube and core converting plants
             - composite container plants
             - specialty converting plants

        - Plastics manufacturing plants
        - A composite extrusion manufacturing plant
        - Paperstock recycling and processing facilities
        - Contract manufacturing and packaging plants
        - Various special services facilities, including

             - transportation
             - packaging, engineering and procurement
             - industrial adhesives manufacturing

     - Has an equity interest as the non-operating partner in a gypsum wallboard manufacturing plant, which has a related gypsum quarry, a specialty paperboard converting plant and a tube plant

     - Was incorporated in North Carolina in 1980 through the consolidation of 6 corporations in the recycled paperboard industry previously related by common ownership and administration

     Our executive offices are located at 3100 Washington Street, Austell, Georgia. Our phone number is (770) 948-3101.

                                  THE OFFERING

     We may offer and sell from time to time, in one or more series, unsecured debt securities, which may consist of notes, debentures or other evidences of indebtedness.

     The total initial offering prices of the debt securities we may offer and sell pursuant to this prospectus and supplements to it will not be greater than $300,000,000 (or the equivalent amount in a foreign currency or currency unit at the time of sale). We will offer these securities in amounts, at prices and on terms that we determine in light of market conditions at the time of sale and specify in a prospectus supplement.

                             PROSPECTUS SUPPLEMENT

     The prospectus supplement for each offering of debt securities will contain specific information and terms for that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. It is important for you to consider the information contained in this prospectus and the prospectus supplement in making your investment decision.

                                USE OF PROCEEDS

     Unless we state otherwise in a prospectus supplement, the net proceeds from the sale of the debt securities will be added to our general funds and will be available for general corporate purposes, which may include, but are not limited to, repayment of debt, working capital, capital expenditures and acquisitions.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table shows our ratio of earnings to fixed charges for each of the periods indicated.

                                                                             SIX MONTHS
                                                                               ENDED
                                              YEAR ENDED DECEMBER 31,         JUNE 30,
                                          --------------------------------   ----------
                                          1993   1994   1995   1996   1997      1998
                                          ----   ----   ----   ----   ----      ----
Ratio of earnings to fixed charges......  5.91x  7.26x  8.11x  8.39x  6.04x     5.94x

     For purposes of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes, minority interest, reversal of loss on discontinued operations, and cumulative effect of accounting changes, plus fixed charges, minus equity in income of less-than-50%-owned entities. Fixed charges consist of interest expense, amortization of debt issuance costs, and an estimate of the interest cost in rental expense.

     During the periods presented, the Company had no preferred stock outstanding. Therefore, the ratio of earnings to combined fixed charges and preference dividends was the same as the ratio of earnings to fixed charges for each of the periods presented.

                         DESCRIPTION OF DEBT SECURITIES

     We may issue the debt securities at various times in one or more series under an indenture between us and the trustee, which is The Bank of New York. References in this prospectus to the indenture include amendments that may be made to the indenture from time to time. A copy of the indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

     The following summary sets forth certain general terms and provisions of the debt securities and the indenture. A prospectus supplement will provide the particular terms of offered debt securities and will describe the extent, if any, to which the general terms and provisions described in this prospectus do not apply to those particular securities. Because this is a summary, it does not contain all the information that may be important to you. You should read the entire indenture, including the definitions of certain terms, and the applicable prospectus supplement before you make any investment decision. Where this summary or any prospectus supplement refers to particular sections, provisions or defined terms in the indenture, those sections, provisions or defined terms are incorporated by reference into this summary or the applicable prospectus supplement. Section references used in this summary are references to the indenture.

     The covenants in the indenture do not necessarily protect you from a decline in our credit quality due to highly leveraged or other transactions involving the Company.

GENERAL

     The indenture provides that we may issue separate series of debt securities from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series; however, we may increase the specified maximum aggregate principal amount by resolution of our board of directors. (Section 301). We will determine certain terms and provisions of the debt securities, including terms relating to maturity, principal and interest. These terms will not be inconsistent with the Indenture.

     The debt securities will be our direct, unsecured obligations and will rank on a parity with all of our current and future outstanding unsecured and unsubordinated indebtedness. Except as described under "Certain Covenants of the Company," the indenture does not limit us or any of our subsidiaries from incurring more indebtedness or issuing more securities, and does not contain financial or similar restrictions on us or any of our subsidiaries. Our rights and the rights of our creditors, including holders of debt securities, to participate in any distribution of assets of any of our subsidiaries upon the subsidiary's liquidation or reorganization or otherwise are effectively subordinated to the claims of the subsidiary's creditors, except to the extent that we or any of our creditors may be a creditor of that subsidiary.

     We may issue the debt securities of any series in certificated form registered in the name of the debt security holder. If provided in the applicable prospectus supplement, the debt securities may be represented in whole or part by a global security or securities, which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York or other successor depository that we may appoint, and registered in the name of the depositary's nominee. The Depository Trust Company or other depository appointed by us is referred to in this prospectus as the "depositary." Each debt security represented by a global security is referred to in this prospectus as a "book-entry security." See "Book Entry Securities."

     The applicable prospectus supplement relating to each particular series of offered debt securities will provide the following terms or additional provisions of the offered debt securities:

     - the title and designation of the offered debt securities;

     - any limit on the aggregate principal amount of the offered debt securities;

     - the person to whom any interest on an offered debt security is payable, if other than the person in whose name that security is registered;

     - the price (expressed as a percentage of the aggregate principal amount of offered debt securities) at which the offered debt securities will be issued;

     - the date or dates on which the principal of the offered debt securities will be payable or the method by which those dates will be determined or extended;

     - the rate or rates (which may be fixed or variable) at which the offered debt securities will bear interest, if any, or the method of determination of those rates;

     - the basis on which interest will be calculated if other than a 360-day year consisting of twelve 30-day months;

     - the date or dates from which the interest, if any, on the offered debt securities will accrue or the method of determination of such date or dates;

     - the dates on which the interest, if any, will be payable, or the method by which those dates will be determined;

     - the date on which payment of the interest, if any, will commence, or the method by which that date will be determined;

     - the regular record dates for the interest payment dates, if any, or the method by which those dates will be determined;

     - the place or places where the principal of, and any premium and interest on, any of the offered debt securities will be payable, where the offered debt securities may be presented for registration of transfer or exchange, and where notices and demands to or upon us in respect of the offered debt securities may be made;

     - the periods within or the dates, prices and terms and conditions on which the offered debt securities may be redeemed, in whole or in part, at our option, and the manner in which any election by us to redeem the offered debt securities will be evidenced (if other than by board resolution);

     - our obligation or right, if any, to redeem or purchase offered debt securities pursuant to any sinking fund, amortization or analogous provisions, or at the option of a holder of debt securities to require such a redemption or purchase, and the periods within, prices at, currency (including currency units) in which and the other terms and conditions upon which the offered debt securities will be redeemed or purchased, in whole or in part, pursuant to any such obligation;

     - the denominations in which any of the offered debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

     - if other than the principal amount of the offered debt securities, the amount of offered debt securities which will be payable upon declaration of acceleration of the offered debt securities' maturity;

     - if other than U.S. dollars, the currency (including composite currencies or currency units) in which payment of principal of (and premium, if any) and/or interest on the offered debt securities will be payable (and the manner in which the equivalent of the principal amount in U.S. dollars is to be determined for any purpose, including for the purpose of determining the principal amount deemed to be outstanding at any time);

     - any currency (including composite currencies or currency units) other than the stated currency of the offered debt securities in which the principal of (and premium, if any) and/or interest on the offered debt securities may, at our or the holders' of debt securities election, be payable, and the periods within, or the dates on, and terms and conditions upon which such election may be made and the amount so payable (or the manner in which such amount is to be determined);

     - if the amount of payments of principal of (and premium, if any) and/or interest on the offered debt securities may be determined with reference to an index or pursuant to a formula (including by reference to currency or interest rates), the manner in which such amounts will be determined;

     - if the principal amount payable at the stated maturity of any of the offered debt securities will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined);

     - whether any of the offered debt securities will initially be issuable in whole or in part in the form of a temporary global security representing those debt securities and provisions for the exchange of such temporary global security for debt securities in certificated form;

     - whether any of the offered debt securities will be issuable in whole or in part in the form of one or more global securities and, if so, the respective depositaries for such global securities, the form of any legend or legends to be borne by any such global security, any circumstances under which any such global security may be exchanged, in whole or in part, for debt securities registered, and whether and under what circumstances any transfer of such global security, in whole or in part, may be registered, in the names of persons other than the depositary for such global security or its nominee;

     - whether any of the offered debt securities will be subject to certain optional interest rate reset provisions;

     - whether any of the offered debt securities will be subject to certain optional extension of maturity provisions;

     - any addition to or change in the events of default applicable to any of the offered debt securities and any change in the right of the trustee or the holders of any of the offered debt securities to declare the principal amount of any of the offered debt securities due and payable;

     - any addition to or change in the covenants in the indenture applicable to any of the offered debt securities;

     - the additions or changes, if any, to the indenture with respect to the offered debt securities as are necessary to permit or facilitate the issuance of the offered debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

     - our right, if any, to, and the manner in which we may, defease the offered debt securities or certain covenants under the indenture;

     - the appointment of any paying agent for the offered debt securities;

     - the terms of any right to convert or exchange the offered debt securities into any other of our securities or property;

     - the terms and conditions, if any, pursuant to which any of the offered debt securities are secured;

     - any restriction or condition on the transferability of the offered debt securities; and

     - any other terms relating to the offered debt securities (which are not inconsistent with the indenture). (Section 301)

     Unless otherwise provided and except with respect to book-entry securities, the principal of and premium, if any, and interest, if any, on the debt securities will be payable at the office of our security registrar. However, at our option, interest may be paid by mailing a check to, or by wire transfer to, the holders of record of debt securities entitled to receive the interest. We have appointed the trustee, The Bank of New York, as security registrar. (Sections 301 and 305)

     For a description of payments of principal of, premium, if any, and interest on, and transfer of, book-entry securities, and exchanges of global securities representing book-entry securities, see "Book Entry Securities."

     At the option of the holder of debt securities, subject to the terms of the indenture and the limitations applicable to book-entry securities, debt securities of each series will be exchangeable for other debt securities of the same series, of any authorized denomination and of a like tenor and aggregate principal amount. (Section 305)

     Unless otherwise indicated in the applicable prospectus supplement and except with respect to book-entry securities, we will issue the debt securities only in fully registered form without coupons and in denominations of $1,000 or any multiple thereof. Subject to the terms of the indenture and the limitations applicable to global securities, the debt securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed on the debt securities duly executed) at the office of the security registrar or at the office of any transfer agent designated by us for that purpose. No service charge will be made for any registration of transfer or exchange of offered debt securities, but we may require payment of an amount sufficient to cover any applicable tax or other governmental charge. (Sections 301, 302 and 305)

     Those transfers or exchanges will be effected when the security registrar or the transfer agent is satisfied with the documents of title and identity of the person making the request. The applicable prospectus supplement will name any transfer agent (in addition to the security registrar) initially designated by us for any debt securities. (Section 305) We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series. (Sections 305 and 1002)

     We may offer and sell debt securities, including Original Issue Discount Securities, at a substantial discount below their stated principal amount. The applicable prospectus supplement may describe the U.S. federal income tax consequences and other special considerations applicable to debt securities sold at an original issue discount. "Original Issue Discount

Security" means any security which provides for the declaration of acceleration of the maturity of an amount less than the principal amount thereof upon the occurrence of an event of default and the continuation thereof. (Section 101)

     In addition, the applicable prospectus supplement may describe certain special U.S. federal income tax or other considerations (if any) applicable to any debt securities which are denominated in a currency or currency unit other than United States dollars.

CERTAIN COVENANTS OF THE COMPANY

     Restrictions on Liens. So long as any debt securities are outstanding, we will not be permitted to issue, assume or guarantee, and will not permit any domestic subsidiary to issue, assume or guarantee, any indebtedness secured by a mortgage, pledge, security interest, lien or encumbrance (referred to in this section as "liens") of or on any of our or a domestic subsidiary's Principal Property, or on the shares of stock or debt of any domestic subsidiary, whether owned now or acquired subsequently. However, this restriction will not apply if we effectively provide that the debt securities (together, if we determine, with any of our other indebtedness ranking equally with the debt securities) are secured by a lien ranking ratably with and equal to (or at our option, prior to) the secured indebtedness. In any event, the foregoing restriction will not apply to the following:

     - liens on indebtedness existing on the date of the indenture;

     - liens on any assets of any corporation existing at the time such corporation becomes a domestic subsidiary;

     - liens on any assets existing at the time we or a domestic subsidiary acquire those assets;

     - liens to secure the payment of all or any part of the purchase price of those assets upon the acquisition of those assets by us or a domestic subsidiary;

     - liens to secure any indebtedness incurred, assumed or guaranteed by us or a domestic subsidiary prior to, at the time of, or within 180 days after an acquisition of assets (or in the case of real property, the completion of construction (including any improvements on an existing asset) or commencement of full operation of the asset, whichever is later) which indebtedness is incurred, assumed or guaranteed for the purpose of financing all or any part of the purchase price or, in the case of real property, construction or improvements on the asset. However, in the case of such an acquisition, construction or improvement, the lien will not apply to any of our or a domestic subsidiary's Principal Property or shares of stock or debt of a domestic subsidiary owned prior to the acquisition, construction or improvement, other than, in the case of any construction or improvement, any real property on which the property constructed, or the improvement, is located;

     - liens on any assets to secure indebtedness of a domestic subsidiary to us or to any wholly owned domestic subsidiary;

     - liens on any assets of a corporation existing at the time such corporation is merged into or consolidated with us or a domestic subsidiary or at the time we or a domestic subsidiary purchase, lease or otherwise acquire all or substantially all of the assets of a corporation or firm;

     - liens on any of our or a domestic subsidiary's assets in favor of the United States or any State, or any department, agency or instrumentality or political subdivision of the United States or any State, or in favor of any other country, or any political subdivision of the United States or any State, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction) of the assets subject to such liens (including, but not limited to, liens incurred in connection with pollution control, industrial revenue or similar financings);

     - Mechanics', materialmen's, carriers' or similar liens arising in the ordinary course of business (including in the construction of facilities) relating to obligations not due or which are being contested;

     - liens for taxes not due or being contested, landlords' liens, tenants' rights under leases, and similar liens not impairing the use or value of the property involved;

     - any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any lien referred to in the foregoing clauses of this section; provided, however, that the principal amount of indebtedness secured by such a lien will not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement will be limited to all or a part of the assets which secured the lien so extended, renewed or replaced (plus improvements and construction on real property); and

     - liens not permitted by the foregoing clauses of this section if at the time of, and after giving effect to, the creation or assumption of any such lien, the aggregate amount of all of our or the domestic subsidiaries' indebtedness secured by all of those liens not permitted by the foregoing clauses of this section, together with the Attributable Debt relating to Sale and Lease-Back Transactions permitted by the indenture, does not exceed 15% of Consolidated Net Tangible Assets, as those terms are defined below. (Section 1008)

     The indenture will not restrict us or our subsidiaries from incurring unsecured indebtedness.

     Restrictions on Sale and Lease-Back Transactions. The indenture further provides that we will not, and will not permit any domestic subsidiary to, lease any Principal Property, other than with a lease for a term (including renewal rights) for three years or less, whereby we or the domestic subsidiary sell or transfer the Principal Property (referred to as a "Sale and Lease-Back Transaction"), unless:

     - we or the domestic subsidiary would, at the time of entering into a Sale and Lease-Back Transaction, be entitled to incur indebtedness secured by a lien on the Principal Property to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction without equally and ratably securing the Debt Securities pursuant to the indenture; or

     - we promptly inform the trustee of the transaction, the proceeds of the sale of the Principal Property to be leased are at least equal to the fair value of the Principal Property (as determined by our board of directors), and an amount equal to the net proceeds from the sale of the Principal Property is applied, within 180 days of the effective date of the Sale and Lease-Back Transaction, to the purchase or acquisition (or, in the case of property, the construction) of property or assets or to the retirement (other than at maturity or pursuant to a mandatory sinking fund or redemption provision) of debt securities or our or a consolidated domestic subsidiary's Funded Indebtedness ranking on a parity with or senior to the debt securities. (Section 1009)

CONSOLIDATION, MERGER AND SALE OF ASSETS

     We may, without the consent of the holders of the debt securities, consolidate with or merge into any other person or transfer or lease all or substantially all of our properties or assets to any person or to allow any other person to consolidate with or merge into us or to transfer or lease all or substantially all of its properties or assets to us, provided that:

     - the successor is a corporation, partnership, trust or other entity organized and validly existing under the laws of any United States domestic jurisdiction;

     - the successor assumes our obligations on the debt securities under the indenture;

     - immediately after giving effect to the transaction no event of default, and no event which, after notice or lapse of time or both, would become an event of default, will have occurred and be continuing;

     - we have delivered the certificates and opinions required under the indenture to the trustee; and

     - certain other conditions are met. (Sections 801 and 802)

     Applicability of Covenants. Any series of debt securities may provide that any one or more of the covenants described above will not be applicable to that series of securities (Section 1010)

     Certain Definitions (Section 101). Set forth below are definitions of some of the terms used in this section of the prospectus.

     "Attributable Debt" when used in connection with a Sale and Lease-Back transaction referred to above, means, as of any particular time, the aggregate of present values (discounted at a rate per annum equal to the average interest borne by all outstanding debt securities determined on a weighted average basis and compounded semi-annually) of our or any of the subsidiaries' obligations for net rental payments during the remaining term of the lease (including any period for which a lease has been extended or may, at the option of the lessor, be extended).

     - The term "net rental payments" under any lease of any period means the sum of the rental and other payments required to be paid in such period by the lessee, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges required to be paid by the lessee or any amounts required to be paid by the lessee contingent on the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges.

     "Consolidated Net Tangible Assets" means at any date, the total assets appearing on our and the subsidiaries' most recently prepared consolidated balance sheet as of the end of a fiscal quarter, prepared in accordance with generally accepted accounting principles at the time of calculation, less (a) all current liabilities as shown on such balance sheet and (b) intangible assets.

     - "Intangible assets" means the value (net of any applicable reserves), as shown on or reflected in such balance sheet of:

        - all trade names, trademarks, licenses, patents, copyrights and goodwill;

        - organizational costs; and

        - deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized); but in no event will the term "intangible assets" include product development costs.

     "domestic subsidiary" means any subsidiary:

        - organized and existing under the laws of the United States or any state, territory or possession thereof, or the Commonwealth of Puerto Rico,

        - the operations of which are substantially conducted in the United States or its territories or possessions, or in the Commonwealth of Puerto Rico, or

        - a substantial portion of the assets of which are located in the United States or its territories or possessions or in the Commonwealth of Puerto Rico.

             - A "wholly owned domestic subsidiary" is any domestic subsidiary all of whose outstanding securities having the voting power to elect the Board of Directors of the domestic subsidiary (irrespective of whether or not at the time securities of any other class or classes of the domestic subsidiary will have or might have voting power by reason of the happening of any contingency) are at the time directly or indirectly owned or controlled by us and/or by one or more wholly owned domestic subsidiaries.

     "Funded Indebtedness" means any indebtedness maturing by its terms more than one year from the date of its determination, including any indebtedness renewable or extendible at the option of the obligor to a date later than one year from the date of its determination.

     "indebtedness" means:

        - all obligations for borrowed money;

        - all obligations evidenced by bonds, debentures, notes or other similar instruments;

        - all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto);

        - all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business;

        - all obligations as lessee which are capitalized in accordance with generally accepted accounting principles at the time of calculation; and

        - all indebtedness of others that we or any of the subsidiaries guarantee or for which we or any of the subsidiaries are otherwise responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).

     "Principal Property" means any mill, manufacturing plant, building, structure or other facility (together with the land on which it is erected and improvements and fixtures comprising a part of it) or other real property interest located in the United States (all of such facilities or interests that form an integral part of a single development or operation being considered as one interest), owned or leased and having a gross book value as of the date of its determination in excess of 1% of Consolidated Net Tangible Assets, other than a facility or portion of a facility (i) financed by means of industrial revenue bonds or (ii) which, as determined in good faith by resolution of our board of directors, is not of material importance to the total business conducted by us and our subsidiaries as a whole.

     "subsidiary" means any corporation, association or other entity of which at least a majority of outstanding securities having the voting power to elect a majority of the board of directors of such entity (irrespective of whether or not at the time securities of any other class or classes of such entity will have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by us, and/or by one or more of our subsidiaries.

EVENTS OF DEFAULT

     The indenture defines an "Event of Default" with respect to any series of debt securities as:

     - default in payment of principal of or premium, if any, on any debt security of that series when due and payable at maturity;

     - default for 30 days in payment of interest on any debt security of that series;

     - default in the deposit of any sinking fund payment when due for that series;

     - failure or breach by us in the performance of any other of the covenants or warranties in the indenture (other than a covenant or warranty included in the indenture solely for the benefit of a series of debt securities other than that series) continued for 45 days after we have been given written notice by the trustee, or we and the trustee have been given written notice by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, specifying the default or breach and requiring it to be remedied and stating that the notice is a notice of default under the indenture;

     - a default under any bond, debenture, note or other evidence of our indebtedness (including a default with respect to another series of debt securities) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any of our indebtedness (including the indenture), whether the indebtedness now exists or is created later, which default will:

        - constitute a failure to pay the indebtedness in a principal amount in excess of $15 million when due and payable at final maturity after the expiration of any applicable grace period or will have resulted in indebtedness in a principal amount in excess of $15 million becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without the indebtedness having been discharged, or the acceleration having been rescinded or annulled, within a period of 15 days after there has been given, by overnight mail or other same day or overnight delivery service which can provide evidence of delivery, to us by the trustee, or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, a written notice specifying the default and requiring us to cause the indebtedness to be discharged or to cause the acceleration to be rescinded or annulled and stating that the notice is a notice of default under the indenture;

     - certain events of bankruptcy, insolvency or reorganization; and

     - any other event of default with respect to debt securities of that series. (Section 501)

     If any event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are Original Issue Discount Securities, the portion of the principal amount of the debt securities as may be specified in the terms of those debt securities) of all debt securities of that series to be due and payable immediately by a written notice to us (and to the trustee if given by holders of debt securities), and upon that declaration the aggregate principal amount (or specified amount) will become immediately due and payable. If an event of default described in the fourth bullet point above or another event of default specified in the last bullet point above that is applicable to all outstanding debt securities occurs and is continuing, or an event of default specified in the next to last bullet point above occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all the debt securities then outstanding (treated as one class) may declare the principal amount (or, if any debt securities are Original Issue Discount Securities, the portion of the principal amount as may be specified in the terms of those debt securities) of all the debt securities then outstanding to be due and payable immediately, and upon any such declaration the principal amount will become immediately due and payable. Upon certain conditions the declarations may be annulled and past defaults (except, unless previously cured, a default in payment of principal of or premium, if any, or interest, if any, on the debt securities of that series and certain other specified defaults, which cannot be amended without the consent of the holder of each outstanding debt security of that series) may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series on behalf of the holders of all debt securities of that series. (Sections 502 and 513)

     Reference is made to the prospectus supplement relating to each series of outstanding debt securities that are Original Issue Discount Securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of the Original Issue Discount Securities upon the occurrence and continuation of an event of default.

     The trustee is required, within 90 days after the occurrence of a default with respect to debt securities of any series at the time outstanding, to give to the holders of the outstanding debt securities of that series notice of the default actually known to it if not cured or waived. However, except in the case of default in the payment of principal of or premium, if any, or interest on any debt security of that series, or in the deposit of any sinking fund payment which is provided, the trustee will be protected in withholding the notice if the trustee in good faith determines that the withholding of the notice is in the interest of the holders of the outstanding debt securities of that series. In addition, the notice will not be given until 30 days after the occurrence of a default with respect to outstanding debt securities of any series in the performance of a covenant in the indenture other than for the payment of the principal of or premium, if any, or interest on any debt security of that series or the deposit of any sinking fund payment with respect to the debt securities of that series. The term default with respect to any series of outstanding debt securities for the purpose of this provision only means the happening of any of the events of default specified in the indenture relating to that series of outstanding debt securities, excluding any grace periods and irrespective of any notice requirements. (Section 602)

     The trustee, subject to its duty during default to act with the required standard of care, is entitled to be offered indemnity satisfactory to the trustee in its reasonable judgment by the holders of any series of outstanding debt securities before exercising any right or power under the indenture at the request of the holders of that series of debt securities. (Section 603) Subject to those provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee, with respect to the debt securities of that series. The trustee, however, may decline to act if that direction is contrary to law or the indenture or may be unduly prejudicial to the holder of outstanding debt securities not joining in the direction. In the case of book-entry securities, the trustee is required to establish a record date for purposes of determining which holders are entitled to join in that direction. (Section 512)

     No holder of a debt security will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver, assignee, trustee, liquidator or sequestrator (or other similar official), or for any other remedy thereunder, unless:

     - the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

     - holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request to the trustee to institute the proceeding and the holder or holders have offered indemnity satisfactory to the trustee in its reasonable judgment; and

     - the trustee has failed to institute the proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request, within 60 days after the notice, request and offer. (Section 507)

     However, these limitations do not apply to a suit instituted by a holder of a debt security to enforce payment of the principal of, premium, if any, or interest on the debt security on or after the applicable due date specified in the debt security. (Section 508)

     We are required to file annually with the trustee a certificate of no default. (Section 1004)

MODIFICATION OF THE INDENTURE AND WAIVER OF COVENANTS

     We and the trustee are permitted to enter into one or more supplemental indentures without the consent of the holders of any of the debt securities in order to:

     - evidence the succession to us of another person, or successive successions, and the assumption of our covenants, agreements and obligations by a successor;

     - add to our covenants for the benefit of the holders of debt securities or to surrender any of our rights or powers;

     - add additional events of default;

     - add or change any provisions of the indenture to the extent necessary to facilitate the issuance of debt securities in bearer or uncertificated form;

     - add to, change or eliminate any provision of the indenture in respect of one or more series of debt securities; however, if the action adversely affects the interests of any holders of debt securities of any series, the addition, change or elimination (i) will not apply to any debt securities created prior to the action and entitled to the benefit of the provision or modify the rights of any holder of those debt securities, or
       (ii) will become effective with respect to that series only when no security of that series remains outstanding;

     - convey, transfer, assign, mortgage or pledge any property to or with the trustee or to surrender any right or power conferred upon us;

     - secure securities pursuant to the terms of the indenture;

     - establish the form or terms of debt securities;

     - provide for uncertificated securities in addition to certificated securities;

     - evidence and provide for successor trustees or to add or change any provisions to the extent necessary to permit or facilitate the appointment of a separate trustee or trustees for specific series of debt securities and the administration of trusts pursuant to the indenture;

     - cure any ambiguity, to correct any defect or supplement any inconsistent provisions or to make any other provisions with respect to matters or questions arising under the indenture, provided that the action does not adversely affect the interests of the holders of debt securities of any series;

     - supplement any provisions of the indenture necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that the action does not adversely affect the interests of the holders of debt securities of that series or any other series;

     - comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded; or

     - add, change or eliminate any provisions of the indenture as is necessary or desirable in accordance with any amendments to the Trust Indenture Act, provided that the action does not adversely affect the rights or interests of any holder of debt securities. (Section 901)

     We and the trustee are permitted, with the consent of the holders of not less than a majority in principal amount of outstanding debt securities of each series (treated as one class) affected, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of outstanding debt securities of that series. However, no supplemental indenture may, without the consent of the holder of each outstanding debt security affected:

     - except to the extent permitted pursuant to the indenture, change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security of any series;

     - reduce the principal amount of, the premium, if any, or interest on, any debt security of any series;

     - reduce the amount of principal of an Original Issue Discount Security or any other debt security payable upon acceleration of its maturity;

     - change the place or currency of payment of principal of, or any premium or interest on, any debt security of any series;

     - impair the right to institute suit for the enforcement of any payment on or with respect to any debt security of any series;

     - reduce the percentage as stated above of the holders of outstanding debt securities of any series whose consent is required for any supplemental indenture or for amendment or waiver of compliance with certain provisions of the indenture or certain defaults; or

     - effect certain other changes. (Section 902)

     We are permitted to omit compliance with certain covenants in the indenture with respect to debt securities of any series upon waiver by the holders of not less than a majority in principal amount of outstanding debt securities of that series. (Section 1011)

     In determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any direction, notice, consent, waiver or other action under the indenture as of any date:

     - the principal amount of an Original Issue Discount Security deemed to be outstanding will be the amount of the principal that would be due and payable as of that date upon acceleration of the maturity of that security to that date;

     - if, at that date, the principal amount payable at the stated maturity of a debt security is not determinable (for example, because it is based on an index), the principal amount of the debt security deemed to be outstanding as of that date will be an amount determined in the manner prescribed for that debt security;

     - the principal amount of a debt security denominated in one or more foreign currencies or currency units deemed to be outstanding will be the U.S. dollar equivalent, determined as of that date in the manner prescribed for that debt security, of the principal amount of the debt security (or, in the case of a debt security described in the clauses above, of the amount so described);

     - debt securities owned by us, or any other obligor on the debt securities or any of their affiliates, will be disregarded and deemed not to be outstanding; and

     - certain debt securities, including those for whose payment or redemption money has been deposited or set aside in trust for the holders of the debt securities and those that have been fully defeased pursuant to
       Section 1402 of the indenture, will not be deemed to be outstanding. (Section 101)

     Except in certain limited circumstances, we are entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indenture, in the manner and subject to the limitations provided in the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders of debt securities. If a record date is set for any action to be taken by holders of a particular series, only the persons who are holders of outstanding debt securities of that series on the record date may take that action. To be effective, holders of the requisite principal amount of the debt securities must take the action within a specified period following the record date. (Section
104)

BOOK-ENTRY SECURITIES

     The following description of book-entry securities will apply to any series of debt securities issued in whole or in part in the form of a global security or securities, except as otherwise provided in the applicable prospectus supplement.

     Book-entry securities of like tenor and having the same date of original issue will be represented by one or more global securities. Each global security representing book-entry securities will be deposited with, or on behalf of, the depositary. This means that we will not issue certificates to each holder of those debt securities. The global security will be registered in the name of the depositary or its nominee.

     The Depository Trust Company ("DTC") is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants ("Participants") deposit with DTC. DTC will keep a computerized record of its Participants (for example, your broker) whose clients have purchased book-entry securities. The Participant will then keep a record of its clients who have purchased the book-entry securities. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

     DTC is owned by a number of Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of securities Dealers, Inc. Access to DTC's book-entry system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the SEC.

     Upon issuance by us of book-entry securities, purchases of debt securities under the DTC System must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC's records. The ownership interest of each actual purchaser of each debt security (referred to as a "beneficial owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a global security.

     So long as DTC, or its nominee, is the registered owner of the global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry securities for all purposes under the indenture. Except as described in this section, beneficial owners will not be entitled to have book-entry securities registered in their names, will not receive or be entitled to receive physical delivery of securities in definitive form and will not be considered the owners or holders of the securities under the indenture.

     To facilitate subsequent transfers, all debt securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC's records reflect only the identity of the Direct Participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at various times.

     Neither DTC nor Cede & Co. will consent or vote with respect to debt securities. Under its usual procedures, DTC mails us an Omnibus Proxy as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Payment of principal of and any premium and interest on book-entry securities represented by any global security registered in the name of or held by the depositary or its nominee will be made by us through the trustee or through a paying agent (the "Paying Agent"), which may also be the trustee under the indenture, to DTC or its nominee. We, the trustee and the Paying Agent will treat DTC or its nominee as the registered owner and holder of the global security representing the book-entry securities for all purposes. Accordingly, we, the trustee and the Paying Agent will have no responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security representing the book-entry securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     DTC will credit Direct Participants' accounts on the payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to beneficial owners will be governed by standing instructions and customary practices, as in the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Paying Agent, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is our responsibility or that of the Paying Agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

     No global security described above may be transferred except as a whole by the depositary for such global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary.

     Notwithstanding any provision of the indenture or any debt security described in this prospectus, a global security representing book-entry securities is exchangeable for certificated debt securities in registered form, of like tenor and of an equal aggregate principal amount only if:

     - the depositary notifies us that it is unwilling or unable to continue as depositary for the global security or if the depositary ceases to be a clearing agency registered under the Exchange Act or to be qualified to act as depositary as required by the indenture;

     - we determine in our sole discretion that such global security shall be exchangeable for certificated debt securities in registered form; or

     - an event of default with respect to the debt securities debt securities has occurred and is continuing. Any global security that is exchangeable pursuant to the preceding clause will be exchangeable in whole for certificated debt securities in registered form, of like tenor and of an equal aggregate principal amount, and, unless otherwise specified in the applicable prospectus supplement, in denominations of $1,000 and integral multiples thereof.

     Such certificated debt securities will be registered in the name or names of such person or persons as instructed by the depositary to the trustee. It is expected that such instructions may be based upon directions received by the depositary from its Participants with respect to ownership of beneficial interests in such global security.

     Except as provided above, no global security representing book-entry securities will be exchangeable, except for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee. Accordingly, to exercise any rights of a holder under the indenture, each beneficial owner of an interest in the global security must rely on the procedures of the depositary and, if that person is not a Participant, on the procedures of the Participant through which such person owns its interest. We understand that under existing industry practices, in the event that we request any action of holders of debt securities or a beneficial owner of an interest in the global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary would authorize the Participants holding the relevant beneficial interests to give or take such action, and the Participants would authorize beneficial owners owning through the Participant to give or take action or would otherwise act upon the instructions of beneficial owners owning through them.

     The information contained in this section regarding DTC and its procedures is based on publicly available information reviewed by us.

DEFEASANCE OF OFFERED DEBT SECURITIES OR CERTAIN COVENANTS IN CERTAIN CIRCUMSTANCES

     Defeasance and Discharge. The terms of any series of debt securities may provide that under certain conditions we will be discharged from any and all obligations in respect of the debt securities of that series (except for certain obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit with the trustee, in trust for the benefit of the holders of the debt securities, of money and/or U.S. government obligations or, in the case of debt securities denominated in foreign currencies, money and/or foreign government securities which, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay any installment of principal (and premium, if any) and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity of the payment in accordance with the terms of the indenture and the debt securities.

     This discharge may only occur if, among other things, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge were not to occur. (Sections 1402 and 1404) This discharge will not be applicable to any debt securities of that series then listed on any securities exchange if the provision would cause the debt securities to be de-listed. (Section 1403)

     Defeasance of Certain Covenants. The indenture provides that the terms of any series of debt securities may provide us with the option of not complying with certain restrictive covenants described in Sections 1008 and 1009 of the indenture, including any that may be described in the applicable prospectus supplement. In those circumstances, the occurrence of certain events of default, which are described above in the fourth bullet point (with respect to those restrictive covenants) under "Events of Default," and any that may be described in the applicable prospectus supplement will be deemed not to be or result in an event of default with respect to such debt securities. To exercise this option, we will be required to deposit with the trustee money and/or U.S. government obligations (or, in the case of debt securities denominated in foreign currencies, money and/or foreign government securities), which, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay principal (and premium, if any) and interest on, and any mandatory sinking fund payments in respect of, the debt securities of such series on the stated maturity of such payments in accordance with the terms of the indenture and those debt securities.

     We will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the holders of the debt securities of that series to recognize income, gain or loss for federal income tax purposes and that such holders will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. (Section
1010) In the event we exercise this option and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and U.S. government obligations or foreign government securities, as the case may be, on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity. However, the amount on deposit with the trustee may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. In that case we would remain liable for the payments.

     The prospectus supplement will state if any defeasance provision will apply to the offered debt securities.

NOTICES

     Notices to holders of debt securities will be given by mail to the addresses of such holders as they may appear in our security register. (Sections 101 and 106)

TITLE

     We, the trustee and any agent of ours or of the trustee may treat the person in whose name a debt security is registered on the applicable record date as the owner of the debt security (whether or not the debt security may be overdue) for the purpose of making payment and for all other purposes. (Section
309)

GOVERNING LAW

     The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws. (Section 112)

TRUSTEE

     The trustee may resign or be removed with respect to one or more series of debt securities and we may appoint a successor trustee to act with respect to such series. (Section 610) In the event that two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee (Section 611), and any action described in this prospectus to be taken by the "trustee" may then be taken by each trustee with respect to, and only with respect to, the one or more series of securities for which it is trustee.

     We maintain customary banking relationships with the trustee. The trustee also serves as our registrar and transfer agent.

                              PLAN OF DISTRIBUTION

     We may sell our debt securities:

     - through agents,

     - through underwriters or dealers,

     - directly to one or more purchasers, or

     - through some combination of these methods.

BY AGENTS

     The debt securities may be sold through agents we designate. Except as otherwise set forth in a prospectus supplement, the agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment.

BY UNDERWRITERS

     If underwriters are used in the sale, the underwriters will acquire the debt securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

BY DEALERS

     If dealers are used in the sale, we will sell the debt securities to the dealers, as principal. The dealers may then resell the debt securities to the public at varying prices to be determined by them at the time of sale.

DIRECT SALES

     We may also directly sell debt securities. In this case, no underwriters, dealers or agents would be involved.

GENERAL INFORMATION

     Underwriters, dealers and agents that participate in the distribution of the offered securities may be deemed underwriters under the Securities Act of 1933, and any discounts or commissions they receive from us and any profit on their resale of the debt securities may be treated as underwriting discounts and commissions under the Securities Act of 1933. Any underwriters, dealers or agents will be identified and their compensation described in a prospectus supplement.

     We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments that the underwriters, dealers or agents may be required to make.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

     Each series of debt securities will be a new issue with no established trading market. We do not intend to list any of the debt securities on a national securities exchange or quotation system. It is possible that one or more underwriters or broker-dealers may make a market in the debt securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give you no assurance as to the existence or liquidity of a trading market for any of the debt securities.

     In connection with an offering of our debt securities, underwriters, dealers or agents may purchase and sell them in the open market. These transactions may include stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or slowing a decline in the market price of the debt securities; and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us in the offering. Underwriters also may impose a penalty bid, which means that the underwriting syndicate may reclaim selling concessions allowed to syndicate members or other broker dealers who sell securities in the offering for their account if the syndicate repurchases the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the debt securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time without notice. These transactions may be effected on any securities exchange on which the debt securities may be listed, in the over-the-counter market or otherwise.

                          REGISTRAR AND TRANSFER AGENT

     The registrar and transfer agent for the Common Stock is The Bank of New York, New York, New York.

                                 LEGAL MATTERS

     Robinson, Bradshaw & Hinson, P.A., Charlotte North Carolina, will issue an opinion for us regarding the validity of the debt securities and certain other legal matters. Russell M. Robinson, II, a shareholder in the firm of Robinson, Bradshaw & Hinson, P.A., is Chairman of our Board of Directors. Robinson, Bradshaw & Hinson, P.A. is our principal outside legal counsel. Certain members of such firm beneficially owned approximately 113,680 shares of our common stock as of the date of this prospectus. Certain legal matters in connection with the debt securities will be passed on for any underwriters, dealers and agents named in the prospectus supplement by Fennebresque, Clark, Swindell & Hay, Charlotte, North Carolina or any other counsel named in the prospectus supplement.

                                    EXPERTS

     The financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect to such financial statements and schedules, and are incorporated by reference in reliance upon the authority of such firm as experts in giving such reports.

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                               TABLE OF CONTENTS

                                      PAGE
                                      ----
Risk Factors........................    3
Where You Can Find More Information;
  Incorporation by Reference........    5
Special Note of Caution Regarding
  Forward-Looking Statements........    6
The Company.........................    7
The Offering........................    7
Prospectus Supplement...............    8
Use of Proceeds.....................    8
Ratio of Earnings to Fixed
  Charges...........................    8
Description of Debt Securities......    9
Plan of Distribution................   26
Registrar and Transfer Agent........   27
Legal Matters.......................   27
Experts.............................   28

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                                  $300,000,000
                           CARAUSTAR INDUSTRIES, INC.
                                [CARAUSTAR LOGO]
                                Debt Securities
                               -----------------
                                   PROSPECTUS
                               -----------------
                                          , 1998

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                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses to be incurred by the Company in connection with the offering of the Securities, other than underwriting discounts and commissions. The Company will bear all of such expenses.

SEC registration fee........................................  $ 88,500
Accounting fees and expenses*...............................  $ 75,000
Legal fees and expenses*....................................  $125,000
Fees and expenses of trustee and counsel*...................  $ 15,000
Rating agency fees*.........................................  $297,000
Printing and Engraving fees and expenses*...................  $100,000
Blue Sky fees and expenses*.................................  $  5,000
Miscellaneous*..............................................  $  9,500
                                                              --------
          Total*............................................  $715,000
                                                              ========

---------------

* Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 55-2-02 of the North Carolina Business Corporation Act (the "Business Corporation Act") enables a corporation in its articles of incorporation to eliminate or limit, with certain exceptions, the personal liability of a director for monetary damages for breach of duty as a director. No such provision is effective to eliminate or limit a director's liability for
(i) acts or omissions that the director at the time of the breach knew or believed to be clearly in conflict with the best interests of the corporation,
(ii) improper distributions as described in Section 55-8-33 of the Business Corporation Act, (iii) any transaction from which the director derived an improper personal benefit or (iv) acts or omissions occurring prior to the date the exculpatory provision became effective. The Company's articles of incorporation limit the personal liability of its directors to the fullest extent permitted by the Business Corporation Act.

     Sections 55-8-50 through 55-8-58 of the Business Corporation Act permit a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or nonstatutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative because of the fact that such person was or is a director, officer, agent or employee of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in connection with a proceeding (including counsel fees), but no such indemnification may be granted unless such director, officer, employee or agent
(i) conducted himself in good faith, (ii) reasonably believed (1) that any action taken in his official capacity with the corporation was in the best interests of the corporation or (2) that in all other cases his conduct was not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Whether a director has met the requisite standard of conduct for the type of indemnification set forth above is determined by the board of directors, a committee of directors, special legal counsel or the shareholders in accordance with Section 55-8-55 of the Business Corporation Act. A corporation may not indemnify a director under the statutory scheme in connection with a proceeding by or in the right of the corporation in which a director was adjudged liable to the corporation or in connection with any other proceeding in which a director was adjudged liable on the basis of having received an improper personal benefit.

     In addition to, and notwithstanding the conditions of and limitations on, the indemnification described above under the statutory scheme, Section 55-8-57 of the Business Corporation Act permits a corporation to indemnify, or agree to indemnify, any of its directors, officers, employees or agents against liability and expenses (including counsel fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation.

     Because the Company's bylaws provide for indemnification to the fullest extent permitted under the Business Corporation Act, the Company may indemnify its directors, officers, employees and agents in advance with either the statutory or nonstatutory standard. Sections 55-8-52 and 55-8-56 of the Business Corporation Act require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was, or was threatened to be, made a party because he is or was a director or officer of the corporation. Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification as provided in Sections 55-8-54 and 55-8-56 of the Business Corporation Act.

     Additionally, Section 55-8-57 of the Business Corporation Act authorizes a corporation to purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such a person, whether or not the corporation is otherwise authorized by the Business Corporation Act to indemnify that person. The Company has purchased and maintains such insurance.

ITEM 21.  EXHIBITS.

     The following is a list of all the exhibits filed as part of the Registration Statement. References to the Company mean Caraustar Industries, Inc.

                                    EXHIBITS

EXHIBIT
  NO.          EXHIBIT
-------        -------
1.01*     --   Form of Underwriting Agreement
2.01      --   Purchase Agreement dated as of June 30, 1998 among the
               Company, Caraustar Paperboard Corporation, Tenneco Packing,
               Inc. and Tenneco CPI Holding Company
3.01      --   Amended and Restated Articles of Incorporation of the
               Company (Incorporated by reference -- Exhibit 3.01 to Annual
               Report for 1992 on Form 10-K [SEC File No. 0-20646])
3.02      --   Second Amended and Restated Bylaws of the Company
               (Incorporated by reference -- Exhibit 3.02 to Registration
               Statement on Form S-4 [SEC File No. 333-29937])
4.01      --   Form of Indenture between the Company and The Bank of New
               York, as trustee.
4.02      --   Form of Debt Securities (included in Article Two of Exhibit
               4.01).
5.01      --   Opinion of Robinson, Bradshaw & Hinson, P.A.
12.01     --   Computation of Ratio of Earnings to Fixed Changes
23.01     --   Consent of Arthur Andersen LLP
23.02     --   Consent of Robinson, Bradshaw & Hinson, P.A. (included in
               Exhibit 5.01)
24.01     --   Power of Attorney (included on the signature pages of the
               Registration Statement as initially filed).
25.01     --   Statement of Eligibility of Trustee on Form T-1

---------------

* To be filed by amendment or to be incorporated by reference from a subsequently filed Form 8-K.

ITEM 22.  UNDERTAKINGS

     The undersigned registrant hereby undertakes as follows:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings in subparts (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by such subparts is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          (6) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austell, State of Georgia on October 9 , 1998.

                                          CARAUSTAR INDUSTRIES, INC.

                                          By:    /s/ H. LEE THRASH, III
                                            ------------------------------------
                                                     H. Lee Thrash, III
                                             Vice President and Chief Financial
                                                           Officer

                               POWER OF ATTORNEY

     Each of the undersigned hereby constitutes and appoints H. Lee Thrash, III and Thomas V. Brown, and each of them, with full power to act without the other and with full power of substitution and resubstitution, his true and lawful attorneys-in-fact and agents, for him and in his name, place, and stead, in any and all capacities, to sign on his behalf any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and any related registration statement (and any amendments thereto) filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, and grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully as to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that such attorneys-in-fact or agents, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons and in the capacities indicated on October 9, 1998.

                      SIGNATURE                                            TITLE
                      ---------                                            -----

                 /s/ THOMAS V. BROWN                   Director, President and Chief Executive
-----------------------------------------------------    Officer (Principal Executive Officer)
                   Thomas V. Brown

               /s/ H. LEE THRASH, III                  Director, Vice President and Chief Financial
-----------------------------------------------------    Officer (Principal Financial Officer and
                 H. Lee Thrash, III                      Principal Accounting Officer)

             /s/ RUSSELL M. ROBINSON, II               Chairman of the Board of Directors
-----------------------------------------------------
               Russell M. Robinson, II

                                                       Director
-----------------------------------------------------
                  Bob M. Prillaman

               /s/ RALPH M. HOLT, JR.                  Director
-----------------------------------------------------
                 Ralph M. Holt, Jr.

               /s/ JAMES H. HANCE, JR.                 Director
-----------------------------------------------------
                 James H. Hance, Jr.

                      SIGNATURE                                            TITLE
                      ---------                                            -----

                                                       Director
-----------------------------------------------------
                   John D. Munford

                                                       Director
-----------------------------------------------------
                   James E. Rogers